UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2009

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events.

On June 9, 2009, Keryx Biopharmaceuticals, Inc. (the “Company”) issued a press release announcing that on June 5, 2009, it received a letter from the Nasdaq Stock Market (“Nasdaq”) granting the Company an extension through August 31, 2009, to regain compliance with Nasdaq Listing Rule 5550(b). Nasdaq Listing Rule 5550(b) requires the Company to have a minimum of $2,500,000 in stockholders' equity, or $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years for continued listing on The Nasdaq Capital Market.  The press release announcing the extension is attached as Exhibit 99.1 to this report, and is incorporated herein by reference.

The Company expects to be able to comply with Nasdaq Listing Rule 5550(b) for continued listing on The Nasdaq Capital Market by August 31, 2009; however, there can be no assurance that the Company will be able to do so. Failure to comply with the conditions for listing could result in the delisting of the Company’s common stock from The Nasdaq Capital Market.

Cautionary Statement

Some of the statements included herein may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements set forth herein speak only as of the date of this Form 8-K. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: June 9, 2009

	By:	/s/ James F. Oliviero
James F. Oliviero
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated June 9, 2009.